Exhibit 10.23P

Pages where confidential treatment has been requested are stamped “Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,” and places where information has been redacted have been marked with (***).

TWENTY-THIRD AMENDMENT

TO THE

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

DISH NETWORK L.L.C.

This TWENTY-THIRD AMENDMENT (this “Amendment”) is made by and between CSG Systems, Inc., a Delaware corporation (“CSG”), and DISH Network L.L.C., a Colorado limited liability company (“Customer”). This Amendment shall be effective as of the date last signed below (the “Effective Date”). CSG and Customer entered into a certain CSG Master Subscriber Management System (Document #2301656) effective as of January 1, 2010 (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree to the following as of the Effective Date:

1.	Customer desires to use and CSG agrees to provide CSG’s Customer Profile. As a result, Schedule A, “SERVICES,” of the Agreement is AMENDED by adding “CSG Customer Profile” to the list of Additional Services and by adding the following description to Exhibit A-5 to the section titled “Additional Services” as follows:

CSG Customer Profile. Customer Profile provides the capability to store customer contact, preference and profile data. Through the administrative portal, which is a secure web-based application, preference and profile templates associated to a customer record may be created, updated or deleted. Customers utilizing CSG’s ACP will have the Customer Profile system become the system of record for the CCS customer data. A one-time migration of data from the CCS customer file to the Customer Profile database will be performed as part of the implementation. The functionality is exposed through web services. Customer Profile includes access through ACSR® if Customer has licensed ACSR

2.	As a result, Schedule F, Fees, CSG SERVICES, of the Agreement shall be amended to add a new Section IX entitled “CSG Customer Profile,” as follows:

CSG SERVICES

IX. CSG Customer Profile

Description of Item/Unit of Measure	Frequency	Fee
1. Implementation and Configuration (Note 1)	*** *******		*****
2. Hardware and Software Fees (Note 2)	********	$	**********
3. Customer Profile Managed Services Support Fees for up to *** customer records (Note 3-6)	*******	$	*********

Note 1: Implementation and Configuration. All implementation and configuration services and the associated fees shall be set forth in a mutually agreed upon statement(s) of work. Reimbursable Expenses are additional.

Note 2: Non-refundable Hardware and Software one-time fees will cover the initial ** ***** period and shall be invoiced upon execution of the Amendment under CSG #2313021. Thereafter, CSG may initiate a discussion with Customer with regard to a potential Hardware refresh, based upon reassessment of the size and performance of Customer’s environment.

***	Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

Note 3: Initial Managed Services Support Fee includes:

•	Customer Profile maintenance and support, including, without limitation, a license to use Customer Profile in CSG’s managed services environment during the Term of the Agreement

•	Environment maintenance and support (includes changes/updates required for **** *** ****)

Note 4: Customer Profile includes storage of up to *** ** for up to ********** ******** ******* (additional storage shall be provided pursuant to a mutually agreeable statement of work). For clarification purposes, storage shall be counted in the aggregate and shall not exceed *** ** *** ********** ******** *******. Vantage storage costs shall be additional.

Note 5: The use of Customer web services will be counted towards the SLBOS TPS capacity tiers.

Note 6: The monthly managed services fee provides storage for third-party data related to Interactivate integration services, and storage of required Customer Master and NAA Master Fields on the Customer Profile existing as of the Effective Date. Fees for additional storage of data will require an additional amendment and statement of work.

3.	Schedule H, “CSG Systems, Inc. Business Continuity / Disaster Recovery Plan” of the Agreement is hereby AMENDED to add Customer Profile to the list of MARC I services.

4.	Schedule G, “Performance Standards and Remedies” of the Agreement is AMENDED to include the following:

2.11	Customer Profile Availability. Except as otherwise provided below, as measured by the CSG host computer, the on-line system for Customer Profile shall be Available an average of **.*% of the time, measured on a daily basis, twenty four (24) hours per day, seven (7) days per week, excluding the following scheduled Downtime:

Description	Eligible Days	Duration	Timeframe	Required Prior Notice
Daily Processing	All	****** **** *******	**** A.M. - **** A.M. (MT)	CSG must provide forty-eight **** ***** prior notice to extend the timeframe to **** A.M. (MT).
Monthly (twice per month)	All	****** **** *******	**** A.M. - **** A.M. (MT)	*** *** *****
Quarterly	All	**** *** *********** *****	**** A.M. - **** A.M. (MT)	*** *** *****
Emergency Downtime	All	TBD - based upon situation	TBD with Customer’s prior written approval. (which may be provided via e-mail)	The lead-time provided under these circumstances will be dependent on the particular emergency.

CSG shall not be responsible for its failure to meet the performance standard set forth in this paragraph 2.11 due to causes beyond its control, including, but not limited to any failure that is the direct result of the inoperability of networks (LANs or WANs), or any hardware or software located on Customer’s premise or Customer’s use of personal computer macros or other methods that automatically generate excessive on-line transactions. Customer acknowledges that a breach of the performance standard under this paragraph 2.11 shall not by itself constitute a breach of any other performance standards set forth in this Schedule G.

5.	EXHIBIT G-1 “Performance Remedies” of the Agreement is AMENDED to include the following under Section 1 “Availability”:

c.	Customer Profile Availability. The following chart sets forth the amounts for the Service Level Credits/Debits with respect to the system availability performance standard. An additional ******* **** ******* will be added following each outage for purposes of calculating Service Level Credits and Debits. For Clarification purposes, in the event CCS is unavailable, Customer shall not be entitled to a Service Level Credit for Customer Profile Availability in the event Customer Profile is simultaneously unavailable.

***	Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

	Peak Time		Non-Peak Time
Customer’s Service Level Credit	$	*****/******	$	*****/******
CSG’s Earn Back (Debit)	$	*****/******	$	*****/******

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

DISH NETWORK L.L.C.		CSG SYSTEMS, INC.

By:	/s/ Michael K. McClaskey	By:	/s/ Peter E. Kalan

Name: Michael K. McClaskey		Name: Peter E. Kalan

Title: Senior Vice President and Chief Information Officer		Title: President, CEO

Date: 5/24/12		Date: 5/25/12